EXHIBIT 3.1


              RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           DENTSPLY International Inc.

     DENTSPLY International Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is DENTSPLY International Inc. and the name under which the corporation was originally incorporated is Gendex Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was February 15, 1983.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions of this Restated Certificate of Incorporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

          1.   The name of the corporation is: DENTSPLY
               International Inc.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

          3. The nature and business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4A. Number of Shares and Classes. The aggregate number of shares of stock which the corporation shall have authority to issue is One Hundred Million Two Hundred Fifty Thousand (100,250,000) shares, which shall be divided into two classes as follows:

               (1) One Hundred Million (100,000,000) shares of Common Stock, the par value of each of such shares is One Cent ($.01), amounting in the aggregate to One Million Dollars

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                    ($1,000,000.00); and

               (2) Two Hundred Fifty Thousand (250,000) shares of Preferred Stock, the par value of each of which shares is One Dollar ($1.00), amounting in the aggregate to Two Hundred Fifty Thousand Dollars ($250,000.00).

          4B. Preferred Stock. The corporation's board of directors is hereby expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualification, limitations or restrictions thereof, as shall be permitted under the General Corporation Law of the State of Delaware and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors pursuant to the authority expressly vested in the board of directors hereby.

          4C.  Common Stock.

               (1) Voting. Except as otherwise required by the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation or any series of Preferred Stock designated by the board of directors, all of the voting power of the corporation shall be vested in the holders of the Common Stock and each holder of the Common Stock shall have one (1) vote for each share of such Common Stock held by him of record on all matters voted upon by the Stockholders.

               (2) Dividends. Whenever all accrued dividends on any series of Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside, the board of directors of the corporation may declare a dividend on the Common Stock out of the remaining unreserved and unrestricted surplus of the corporation, and the holders of the Common Stock shall share ratably in such dividend in proportion to the number of shares of such Common Stock held by each.

               (3) Liquidation. Except as otherwise required by any series of Preferred Stock designated by the board of directors, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, after distribution in full of the preferential amounts to be distributed to the

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                    holders of any series of Preferred Stock, the remaining
                    assets of the corporation shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares of such Common Stock held by each.

          5. The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire board of directors; provided, however, that in no event shall the number of directors be less than three (3). The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire board of directors. Effective upon the filing of this Restated Certificate of Incorporation, Class I directors shall be elected for a term ending upon the next succeeding annual meeting of Stockholders, Class II directors for a term ending upon the second succeeding annual meeting of stockholders and Class III directors for a term ending upon the third succeeding annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning with the annual meeting immediately succeeding the filing of this Restated Certificate of Incorporation, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office. Except as otherwise required by law, any vacancy on the board of directors that results from an increase in the number of directors shall be filled only by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring in the board of directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase

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               in the number of directors shall have the same remaining term as that of his or her predecessor. A director may be removed only for cause by the stockholders.

               Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto and such directors so elected shall not be divided into classes pursuant to this Article V, in each cash unless expressly provided by such terms.

          6. The corporation is to have perpetual existence.

          7. Notwithstanding any other provision of this Restated Certificate of Incorporation or the corporation's by-laws (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the corporation's by-laws), the corporation's by-laws may be amended, altered or repealed, and new by-laws enacted, only by the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock of the corporation entitled to vote at a meeting of stockholders duly called for such purpose, or by a vote of not less than three-quarters (3/4) of the entire board of directors then in office.

          8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability
               (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
               (ii) for acts or omission not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

          10. The stockholders of the corporation shall have no authority to call a special meeting of the stockholders.

          11. No action required to be taken or which may be

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               taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said DENTSPLY International Inc. has caused this Certificate to be signed by J. Patrick Clark, its Vice President, this 7th day of October, 1997.

                                   DENTSPLY International Inc.



                                   By /s/ J. Patrick Clark
                                   ------------------------------
                                   J. Patrick Clark
                                   Vice President



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